UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34734	20-2454942
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN	53110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 615-1500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 1, 2011, we announced our acquisition of all of the outstanding stock of The James Brooks Company, a provider of intermodal transportation and related services to the ports of Los Angeles/Long Beach and Oakland, for approximately $7.5 million. The acquisition was financed with borrowings under our amended and restated credit agreement described in Item 2.03 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2011.

A copy of the press release announcing this event is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

            Not applicable.

(b) Pro Forma Financial Information.

            Not applicable.

(c) Shell Company Transactions.

            Not applicable.

(d) Exhibits.

Exhibit Number

99.1	Press Release, dated August 1, 2011, entitled “Roadrunner Transportation Systems Announces Acquisition of The James Brooks Company”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: August 2, 2011

By: /s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 1, 2011, entitled “Roadrunner Transportation Systems Announces Acquisition of The James Brooks Company”